Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-122522 on Form S-4 of our report dated January 23, 2004, on the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2003, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 7, 2005